Filed pursuant to Rule 424(b)(3)

File No. 333-189008

Destra MULTI-ALTERNATIVE FUND

Class I Shares (MSFIX)	Class A Shares (MSFDX)	Class T Shares (MSFYX)	Class C Shares (MCFDX)

July 30, 2021

Supplement to the

Prospectus

and

Statement of Additional Information (“SAI”)

each, dated June 23, 2021

Effective immediately, Aaron Rosen no longer serves as a portfolio manager for the Fund. All references to Mr. Rosen are deleted in their entirety. Mark C. Scalzo will continue to serve as portfolio manager for the Fund.

Please retain this Supplement with your Prospectus and SAI
for future reference.